EXHIBIT 21





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                                                                      EXHIBIT 21




                                 SUBSIDIARIES OF
                                   JOULE INC.



Subsidiary                                                State of Incorporation
----------                                                ----------------------

JOULE Maintenance Corporation                                         New Jersey

JOULE Technical Staffing, Inc.                                        New Jersey

JOULE Technical Services, Inc.                                        New Jersey

20 Orchard St., Inc.                                                  New Jersey

JOULE Transportation, Inc.                                            New Jersey